EXHIBIT NO. 23

ERNST & YOUNG LLP                       Phone:   304 343 8971
900 United Center                       Fax:     304 357 5994
500 Virginia Street East (25301)
P.O. Box 2906
Charleston, West Virginia   25330



                  CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in Registration Statement Nos. 333-49525 and 333-25299 on Form S-8 of Roanoke Electric Steel Corporation of our report dated January 19, 1998, on the consolidated financial statements of Steel of West Virginia, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference in this Current Report on Form 8-K of Roanoke Electric Steel Corporation.



                              /s/Earnst & Young LLP



Charleston, West Virginia
February 4, 1999